As filed with the Securities and Exchange Commission on March 10, 2015

Registration No. 333-202291

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________

Amendment NO. 1
TO
FORM F-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

_________________________

KORNIT DIGITAL LTD.
(Exact Name of Registrant as Specified in its Charter)

_________________________

State of Israel (State or Other Jurisdiction of Incorporation or Organization)	3555 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

Kornit Digital Ltd.
12 Ha`Amal Street, Afek Park,
Rosh-Ha`Ayin 4809246, Israel
Tel: +972-3-908-5800

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kornit Digital North America Inc.
10541-10601 North Commerce Street
Mequon, WI 53092
(262) 518-0200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________________

Copies of all correspondence to:

Colin J. Diamond, Esq Joshua G. Kiernan, Esq. White & Case LLP 1155 Avenue of the Americas New York, NY 10036 Tel: (212) 819-8200 Fax: (212) 354-8113	Clifford M. J. Felig, Adv. Aviv Avidan-Shalit, Adv. Meitar Liquornik Geva Leshem Tal 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972-3-610-3100 Fax: +972-3-610-3111	David Goldschmidt, Esq. Phyllis G. Korff, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, NY 10036 Tel: (212) 735-3000 Fax: (212) 735-2000	Shachar Hadar, Adv. Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. One Azrieli Center Tel Aviv 67021, Israel Tel: +972-3-607-4444 Fax: +972-3-607-4470

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Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Ordinary shares, par value NIS 0.01 per share	$115,000,000	$13,363

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(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2)   Includes ordinary shares that the underwriters may purchase pursuant to their option to purchase additional ordinary shares.

(3)   $13,363 previously paid.

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment is filed solely to file the exhibits indicated in Item 8 of Part II. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 6, 7 or 9 of Part II of the Registration Statement.

Item 8. Exhibits and Financial Statement Schedules.

(a)  The Exhibit Index is hereby incorporated herein by reference.

(b)  Financial Statement Schedules.

All Financial Statement Schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in the Registrant’s consolidated financial statements and related notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rosh Ha-Ayin, Israel on this 10th day of March, 2015.

KORNIT DIGITAL LTD.

By:	/s/ Gabi Seligsohn
Name: Gabi Seligsohn
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on March 10, 2015 in the capacities indicated:

Signature and Name	Title

/s/ Gabi Seligsohn
Gabi Seligsohn	Chief Executive Officer (principal executive officer)
/s/ Guy Avidan
Guy Avidan	Chief Financial Officer (principal financial officer and principal accounting officer)
*
Yuval Cohen	Chairman of the Board of Directors
*
Ofer Ben-Zur	Director
*
Eli Blatt	Director
*
Lauri Hanover	Director
*
Yoav Hineman	Director
*
Marc Lesnick	Director
*
Alon Lumbroso	Director
*
Jerry Mandel	Director
*
Dov Ofer	Director

* /s/ Gabi Seligsohn
Gabi Seligsohn
Attorney-in-fact

KORNIT DIGITAL NORTH AMERICA INC.
Authorized Representative in the United States

By:	/s/ Paul Borucki
Name: Paul Borucki
Title: Managing Director

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement by and among Kornit Digital Ltd. and the underwriters named therein*
3.1	Articles of Association of the Registrant**
3.2	Form of Amended and Restated Articles of Association of the Registrant, to be effective upon closing of this offering*
4.1	Specimen Share Certificate
5.1	Opinion of Meitar Liquornik Geva Leshem Tal, Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent)*
10.1	2004 Share Option Plan**
10.2	2012 Share Incentive Plan**
10.3	Form of indemnification agreement by and between Kornit Digital Ltd. and each of its directors and executive officers
10.4	Sales Representative Agreement, dated April 1, 2014, between the Registrant and Hirsch International Corporation†**
10.5	Original Equipment Manufacturer Supply Agreement, dated January 6, 2006, between the Registrant and Spectra Printing, a division of Dimatix, Inc.†
10.6

Amendment No. 1 to Original Equipment Manufacturer Supply Agreement, dated September 20, 2006, between the Registrant and Fujifilm Dimatix, Inc., formerly Spectra Printing, a division of Dimatix, Inc.†

10.7

Amendment No. 2 to Original Equipment Manufacturer Supply Agreement, dated September 1, 2007, between the Registrant and Fujifilm Dimatix, Inc., formerly Spectra Printing, a division of Dimatix, Inc.†**

10.8	Amendment No. 3 to Original Equipment Manufacturer Supply Agreement, dated March 17, 2008, between the Registrant and Fujifilm Dimatix, Inc., formerly Spectra Printing, a division of Dimatix, Inc.†
10.9	Amendment No. 4 to Original Equipment Manufacturer Supply Agreement, dated July 1, 2010, between the Registrant and Fujifilm Dimatix, Inc., formerly Spectra Printing, a division of Dimatix, Inc.†
10.10	Amendment No. 5 to Original Equipment Manufacturer Supply Agreement, dated October 4, 2011, between the Registrant and Fujifilm Dimatix, Inc., formerly Spectra Printing, a division of Dimatix, Inc.†
10.11	Amendment No. 6 to Original Equipment Manufacturer Supply Agreement, dated December 6, 2012, between the Registrant and Fujifilm Dimatix, Inc., formerly Spectra Printing, a division of Dimatix, Inc.†
10.12	Amendment No. 7 to Original Equipment Manufacturer Supply Agreement, dated February 1, 2013, between the Registrant and Fujifilm Dimatix, Inc., formerly Spectra Printing, a division of Dimatix, Inc.†
10.13	Amendment No. 8 to Original Equipment Manufacturer Supply Agreement, dated January 1, 2014, between the Registrant and Fujifilm Dimatix, Inc., formerly Spectra Printing, a division of Dimatix, Inc.†
10.14	Amendment No. 9 to Original Equipment Manufacturer Supply Agreement, dated August 22, 2014, between the Registrant and Fujifilm Dimatix, Inc., formerly Spectra Printing, a division of Dimatix, Inc.†
10.15	Amended and Restated Supplier Agreement, dated March 9, 2015, between the Registrant and I.T.S. Industrial Technologic Solutions, Ltd.†∞
10.16	Amended and Restated Investors’ Rights Agreement, dated , by and among the Registrant and the other parties thereto.*
10.17	Management Services Agreement, dated August 11, 2011, by and between the Registrant and Fortissimo Capital Fund II (Israel) L.P.**
10.18	Termination Agreement, dated , 2015, terminating the Management Services Agreement, dated August 11, 2011, by and between the Registrant and Fortissimo Capital Fund II (Israel) L.P.*
10.19

Lease Agreement, dated March 25, 2010, by and between the Registrant and Benvenisti Engineering Ltd. as amended by Addendum to Lease Agreement, dated November 21, 2011, and Addendum to Lease Agreement, dated September 16, 2014∞**

10.20	English Summary of the Office and Parking Space Lease Agreement dated as of December 17, 2007, by and between the Registrant and Industrial Building Corporation Ltd. as amended by Addendum, dated 2007, Addendum to Lease Agreement, dated 2007, Addendum to Lease Agreement, dated March 8, 2012, Addendum to Lease Agreement, dated 2012, Addendum to Lease Agreement, dated December 19, 2012, Addendum to Lease Agreement, dated May 20, 2013, Addendum to Lease Agreement, dated January 12, 2014, and Addendum to Lease Agreement, dated January 12, 2014.

EXHIBIT INDEX

Exhibit No.	Description
21.1	List of subsidiaries of the Registrant**
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm*
23.2	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1)*
24.1	Power of Attorney (included in signature pages of Registration Statement)**
99.1	Power of Attorney of Lauri Hanover; Alon Lumbroso, Jerry Mandel and Dov Ofer

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*      To be filed by amendment.

**    Previously filed.

†      Confidential treatment requested.

∞     English translation of the original Hebrew document.